Exhibit 99.2

AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2025 and December 31, 2024,
and for the Nine Months Ended
September 30, 2025

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
Assets
Cash	$17,708,958	$15,628,580
Accounts receivable, net	29,450,781	19,583,284
Contract assets	1,176,205	836,167
Other receivables	30,300	50,480
Employee retention credit receivable	1,065,000	1,065,000
Prepaid expenses and other assets	5,161,580	3,848,715
Total current assets	54,592,824	41,012,226

Property and equipment, net	41,143,739	43,939,336
Operating lease right-of-use assets, net	5,658,923	6,257,722
Finance lease right-of-use assets, net	3,407,008	6,288,632
Goodwill, net	10,861,964	10,861,964
Total assets	$115,664,458	$108,359,880

Liabilities and Members' Equity
Accounts payable	$8,626,364	$8,515,209
Related-party accounts payable	1,381,440	2,322,388
Accrued expenses	3,296,282	3,593,218
Operating lease liabilities, current portion	801,563	531,751
Finance lease liabilities, current portion	2,264,385	3,672,803
Notes payable, current portion	2,777,804	3,048,784
Total current liabilities	19,147,838	21,684,153

Line of credit	—	5,000,000
Operating lease liability, less current portion	4,842,421	5,733,158
Finance lease liability, less current portion	1,596,394	2,714,467
Notes payable, less current portion	12,606,296	10,173,321
Advance from related party	—	2,304,785
Total liabilities	38,192,949	47,609,884

Members’ equity	77,471,509	60,749,996
Total members’ equity	77,471,509	60,749,996
Total liabilities and members' equity	115,664,458	108,359,880
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF INCOME

Nine Months Ended September 30,
2025
Revenues	$144,676,871
Cost of revenues	114,486,730
Gross profit	30,190,141

Operating expenses	8,470,981

Operating income (loss)	21,719,160

Other income (expense)
Interest income	459,214
Interest expense	(1,370,350)
Gain (loss) on sale of property and equipment	1,363,485
Other income (expense)	26,669
Total other expense, net	479,018

Income before income taxes	22,198,178
State income tax expense	113,500
Net income	$22,084,678
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Balance, December 31, 2024	60,749,996
Distributions	(5,363,165)
Net income	22,084,678
Balance, September 30, 2025	$77,471,509
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Nine Months Ended September 30, 2025
Cash Flows from Operating Activities
Net income	$22,084,678
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	10,268,224
Amortization of finance leases	3,092,523
Gain on sale of rental equipment	(1,363,485)
Provision for credit losses	33,623
Right-of-use amortization	598,799
Changes in operating assets and liabilities
Accounts receivable	(9,901,120)
Contract assets	(340,038)
Other receivables	20,180
Prepaid expenses and other assets	(1,312,865)
Accounts payable	111,155
Related-party payables	(940,948)
Accrued expenses	(296,936)
Operating lease liabilities	(620,925)
Net cash provided by operating activities	21,432,865

Cash Flows from Investing Activities
Purchases of equipment	(8,158,185)
Proceeds from equipment sold	2,049,043
Net cash used in investing activities	(6,109,142)

Cash Flows from Financing Activities
Payments on line of credit	(5,000,000)
Proceeds from notes payable	8,544,534
Repayments of notes payable	(6,382,539)
Advance from related party	—
Payments on advance from related party	(2,304,785)
Payments of finance lease liability	(2,737,390)
Distributions	(5,363,165)
Net cash used in financing activities	(13,243,345)

Increase (decrease) in Cash, net	2,080,378
Cash, Beginning of Period	15,628,580
Cash, End of Period	$17,708,958

Supplemental Disclosure of Non-cash Investing and Financing Activities
Finance lease, right-of-use assets and associated liability
Cash paid during the year for taxes	$212,200
Cash paid during the year for interest	$1,370,350
The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Exhibit 99.2
AMERICAN WELL INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARY
NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — Summary of Significant Accounting Policies
Organization and Nature of Operations
American Well Intermediate Holdings, LLC (the Company) was formed on October 1, 2018, as a limited liability company. The Company’s primary business activity is to provide services and rental equipment to oil and gas companies exploring for and producing crude oil and natural gas, primarily in Texas. The Company’s corporate office is located in Midland, Texas.
Principles of Consolidation
The consolidated financial statements and related notes include the accounts of the Company and its wholly owned subsidiary, American Well Services, LLC. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.
Accounting Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to use estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company regularly maintains their cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses with respect to the related risks to cash and cash equivalents and do not believe their exposure to such risk is more than nominal.
The Company considers all demand deposits in banks and highly liquid short-term investments with original maturities of three months or less at the time of issuance as cash and cash equivalents. These balances are carried at cost, which approximates fair value. The Company places its cash in high credit quality institutions and do not anticipate any losses of cash in excess of the Federal Deposit Insurance Corporation (FDIC) limits, which cover deposits up to $250,000.
Receivables and Credit Policies
Accounts receivable are stated at the amounts management expects to collect from outstanding balances and are considered to be past due if any portion of the receivable balance is outstanding for more than 30 days, or longer if contract terms specifically denote a longer payment period. Management will periodically review all receivable balances and, based on an assessment of current creditworthiness, estimate the portion, if any, of the balance that will not be collected. Balances that are still outstanding after management has used reasonable collection efforts are written off to the provision for credit losses in the current period in which amounts are determined to be uncollectible.
The Company recognizes an allowance for losses on accounts receivable in an amount equal to the current expected credit loss. The estimation of the allowance is based on an analysis of historical loss experience, current receivables aging, and management’s assessment of current conditions and reasonable and supportable expectation of future conditions, as well as an assessment of specifically identifiable customer accounts considered at risk or uncollectible. The Company assesses collectability by pooling receivables where similar characteristics exist and evaluates receivables individually when specific customer balances no longer share those risk characteristics and are considered at risk or uncollectible.
The allowance for credit losses related to receivables is insignificant to the consolidated financial statements as of September 30, 2025. Bad debt expense totaled $33,623 for the nine months ended September 30, 2025. Accounts receivable, net at January 1, 2025, totaled $19,583,284.
Property and Equipment
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment

Exhibit 99.2
sold or retired, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the consolidated statements of income.
Estimated useful lives for the major categories of depreciable assets are as follows:

Machinery and equipment	2 to 10 years
Vehicles	5 years
Buildings and improvements	5 to 25 years
Office equipment	3 to 5 years
Depreciation expense related to property and equipment was $10,268,224 for the nine months ended September 30, 2025, and is included in both cost of revenues and operating expenses in the consolidated statement of income.
Prepaids and Other Assets
Prepaids and other assets consist of items like prepaid insurance, rent, and rig inspections.
Goodwill
Goodwill represents the cost in excess of the fair value of net assets acquired in business combinations and is not yet amortized. Goodwill is evaluated for impairment at least annually, or more frequently in certain circumstances in accordance with FASB ASC 350, Goodwill and Other. Management has determined there are no impairment losses of goodwill during the nine months ended September 30, 2025.
Impairment of Long–lived Assets
Long-lived assets to be held and used by the Company are reviewed periodically to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. For long-lived assets to be held and used, the Company bases its evaluation on impairment indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, the Company determines whether an impairment has occurred through the identifiable cash flows. If an impairment has occurred, the Company recognizes a loss in operations for the difference between the carrying amount and the fair value of the asset. No loss was recognized for the nine months ended September 30, 2025.
Accrued Expenses
Accrued expenses consist primarily of accrued payroll and self-funded health insurance costs.
Revenue Recognition
The Company’s revenue is primarily generated from various services provided to oil and gas companies exploring and producing crude oil and natural gas. Through execution of services provided, the Company recognizes revenue with continuous transfer of control to the customer. The Company’s customer typically controls the work in process as evidenced either by contractual termination clauses or by the Company’s right to payment for work performed to date plus a reasonable profit. Because control transfers over time, revenue is recognized to the extent of progress towards completion of the performance obligations. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the products or services provided. Contract assets represent the Company’s right to consideration based on satisfied performance obligations from contracts with customers and consist solely of accrued revenues as of September 30, 2025. Contract assets totaled $1,176,205 and $836,167, at September 30, 2025 and January 1, 2025, respectively.
Advertising
Advertising costs are expensed as incurred. Advertising costs incurred were $249,958 for the nine months ended September 30, 2025, and are included in operating expenses in the consolidated statement of income.
Income Taxes
The Company is a pass-through entity for U.S. tax purposes. Under the existing provisions of the Internal Revenue Code, a pass-through entity is exempt from U.S. federal income tax other than tax on certain capital gains and passive income. The

Exhibit 99.2
income or loss of a pass-through entity is passed through to the owners who include their share of the Company’s separately stated items of income, deduction, loss, and credit and their share of non-separately stated income or loss. Accordingly, no provision for U.S. federal income tax has been provided for in the accompanying consolidated financial statements since the owners report their share of the Company’s taxable income or loss in their income tax return. Provisions for state taxes are based on the gross profit margin of the Company.
Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the consolidated financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur. The Company classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Company has not taken a tax position that, if challenged, would be expected to have a material effect on the consolidated financial statements as of September 30, 2025, or for the nine months then ended.
The Company did not incur any penalties or interest related to its state tax returns during the nine months ended September 30, 2025.
Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (IRS) assesses and collects underpayments of tax from the Company instead of from each member. The Company may be able to pass the adjustments through to its members by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.
The collection of tax from the Company is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on Company income, regardless of who pays the tax or when the tax is paid, is attributed to the members. Any payment made by the Company as a result of an IRS examination will be treated as a distribution from the Company to the members in the consolidated financial statements.
At September 30, 2025, the Company recognized an accrued liability for the Texas Margin Tax of $34,690.

Exhibit 99.2

Note 2 — Property and Equipment
Property and equipment, net include the following:

	September 30, 2025	December 31, 2024
Machinery and equipment	$94,091,223	$92,242,821
Vehicles	10,332,197	7,205,461
Buildings and improvements	3,219,742	3,219,742
Land	2,186,064	2,186,064
Office equipment	4,203	4,203
Property and equipment	109,833,429	104,858,291
Less: Accumulated depreciation	(68,689,690)	(60,918,955)
Property and equipment, net	$41,143,739	$43,939,336

Note 3 — Leases
The Company has leases for its yards, off-site employee living quarters, office spaces, and certain equipment. The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (ROU) assets and operating lease liabilities on the consolidated balance sheets. Finance leases are included in long term assets and finance lease liabilities on the consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. If the lease provides an implicit rate, the Company uses that rate for determining lease value. If an implicit rate is unavailable, the Company uses the incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Lease expense for lease payments is recognized on a straight- line basis over the lease term.
In evaluating contracts to determine if they qualify as a lease, the Company considers factors such as if it has obtained substantially all of the rights to the underlying asset through exclusivity, if it can direct the use of the asset by making decisions about how and for what purpose the asset will be used and if the lessor has substantive substitution rights. This evaluation may require significant judgment.
The Company’s office lease agreements contain lease and non-lease components, which are accounted for as separate components. For these leases, there may be variability in future lease payments as the amount of non- lease component is typically revised from one period to the next. These variable lease payments are recognized in operating expenses in the period in which the obligation for those payments was incurred.
The components of lease expense was as follows:

September 30, 2025
Operating lease cost (operating expenses)	$620,925
Finance lease cost
Amortization of right-of-use assets	3,092,523
Interest of lease liabilities	210,899
Total lease cost	$3,924,347

Exhibit 99.2
Other information related to leases is as follows:

September 30, 2025
Weighted-Average Remaining Lease Term
Operating leases	6.01 years
Finance leases	1.54 years

Weighted-Average Discount Rate
Operating leases	1.37% %
Finance leases	7.63% %
Future minimum lease payments under the agreement are as follows:

For the nine months ending September 30,	Operating Lease	Finance Leases	Total
2025	$182,046	$1,224,268	$1,406,314
2026	577,660	1,625,836	2,203,496
2027	628,101	726,837	1,354,938
2028	683,920	528,923	1,212,843
2029	750,420	25,322	775,742
Thereafter	5,625,437	—	5,625,437
Total future minimum lease payments	8,447,584	4,131,186	12,578,770
Less imputed interest	(2,803,600)	(270,407)	(3,074,007)
Total	$5,643,984	$3,860,779	$9,504,763

Exhibit 99.2
Note 4 — Line of Credit
During March 2023, the Company entered into a revolving credit agreement with Mabrey Bank. The line of credit had a maximum borrowing amount of $10,000,000, subject to a borrowing base calculation, and a maturity date of December 2025. Amounts borrowed under the line of credit bear interest at the Prime Rate, and at no time would the interest rate by less than 5.5%. The interest rate was 7.7% on September 30, 2025. The line of credit is secured by all of the assets of the Company.
As of September 30, 2025, the revolving credit facility had been repaid in full and terminated, and there was no outstanding balance under the line of credit.

Exhibit 99.2
Note 5 — Notes Payable
The Company’s notes payable consists of the following:

September 30, 2025
Various notes payable to financial institutions with interest rates ranging from 6.525 to 10.5% and maturity dates ranging from September 2024 to September 2027; payments due monthly in amounts ranging from $861 to $2,261; secured by underlying assets.	$887,878
Note payable to a financial institution originally established as an advance from the Company's management company; interest payable monthly at Prime plus 0.25% through payoff in May 2025, after which the credit agreement was amended to name the Company as borrower; provides for borrowings up to $4,500,000 with interest equal to Prime and monthly payments based on a percentage of principal outstanding, with remaining principal and accrued interest due at maturity on May 7, 2028.	3,910,000
Note payable to a financial institution maturing December 20, 2029; monthly principal and interest payments of $194,967, with interest equal to Prime, which was 7.6% and 8.5% at December 31, 2024; secured by the assets of the Company.	10,200,000
Insurance premium finance note payable maturing October 8, 2025; eight monthly principal and interest payments of $345,18 with an annual percentage rate of 7.96%; secured by unearned insurance premiums associated with the financed policies.	336,222
Subordinated note payable maturing on November 6, 2025, with monthly payments of $50,000 until the date of maturity. The note is guaranteed by a member of the Company.	50,000
Less current maturities	2,777,084
Total long-term portion of notes payable	$12,607,016
Future principal maturities of notes payable are as follows:

For the nine months ending September 30,	Amount
2025	$1,121,091
2026	6,452,631
2027	2,479,328
2028	2,485,904
2029	2,484,950
Thereafter	360,196
Total	$15,384,100
The Notes Payable Credit Arrangement contains various debt covenants, including a funded debt to EBITDA ratio and tangible net worth ratio.
Note 6 — Commitments and Contingencies
Litigation
The Company is involved in various suits and claims arising in the normal course of business. In management’s opinion, the ultimate outcome of these items will not have a material adverse effect on the Company’s consolidated results of operations or financial position.
Major Customers
Major customers are defined as those comprising more than 10% of the Company’s annual revenues. Major suppliers are defined as those comprising more than 10% of the Company’s annual expenses. For the nine months ended September 30, 2025, the Company had one customer representing a total of 70% of annual revenues. The Company had three customers representing a total of 81% of accounts receivable as of September 30, 2025. As of September 30, 2025, one supplier represented 10% of accounts payable.

Exhibit 99.2
Note 7 — Related Party Transactions
The Company enters into transactions with related parties, mainly related to purchase of equipment and working capital fundings. The Company provides services to another business under common ownership. The Company owed this related party $61,847 as of September 30, 2025.
In addition, the Company pays a monthly management fee to an affiliate which totaled $3,602,009 for the nine months ended September 30, 2025, which is included in general and administrative expenses in the consolidated statements of income.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued.
On November 7, 2025, the Company was sold to Ranger Energy Services, Inc. (Ranger) for an aggregate cash purchase price of $60,522,000. Additionally, the purchase price includes 1,998,401 Ranger shares and an earnout not to exceed $5,000,000 if certain EBITDA targets, as defined by the agreement, are met during the period from November 1, 2025 through October 31, 2026. The transaction included the transfer of substantially all assets and liabilities of the Company. Management has evaluated this subsequent event and determined that no adjustments to the accompanying financial statements are necessary as a result of this transaction.